                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                        SUBURBAN OSTOMY SUPPLY CO., INC.
                                       BY

                             INVA ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF

                              INVACARE CORPORATION
                                       AT

                              $11.75 NET PER SHARE

  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY
       TIME, ON THURSDAY, JANUARY 22, 1998, UNLESS THE OFFER IS EXTENDED.

To Our Clients:                                                December 22, 1997

     Enclosed for your consideration is an Offer to Purchase, dated December 22, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by Inva Acquisition Corp., a Massachusetts corporation (the "Purchaser") and a wholly owned subsidiary of Invacare Corporation, an Ohio corporation (the "Parent"), to purchase all of the outstanding shares of Common Stock, no par value (the "Shares"), of Suburban Ostomy Supply Co., Inc., a Massachusetts corporation (the "Company"), at a price of $11.75 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"). Also enclosed is the Letter to Stockholders of the Company from the Chairman and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9. We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is invited to the following:

          1. The tender price is $11.75 per Share, net to the seller in cash without interest thereon.

          2. The Board of Directors of the Company has unanimously approved the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the stockholders of the Company and unanimously recommends that the stockholders of the Company accept the Offer and tender their Shares.

          3.  The Offer is made for all of the outstanding Shares.

          4. The Offer will expire at 12:00 midnight, New York City time, on Thursday, January 22, 1998, unless the Offer is extended.

          5. The Offer is being made pursuant to the Agreement and Plan of Merger dated as of December 17, 1997 (the "Merger Agreement") among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, a merger (the "Merger") will be effected under the terms of which either: (i) in the event that the Purchaser acquires less than 90% of the outstanding Shares pursuant to the Offer, the Purchaser will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of the Parent or (ii) in the event that the Purchaser acquires 90% or more of the outstanding Shares pursuant to the Offer, and the Purchaser determines, in its sole discretion, to use the "short form" merger procedure described in Section 12 of the Offer to Purchase, the Company will be merged with and into the Purchaser, with the Purchaser surviving the Merger as a wholly owned subsidiary of the Parent. In the Merger, each outstanding Share (other than Shares owned by the Company or by any subsidiary of the Company or by Parent, the Purchaser or any other subsidiary of Parent or by stockholders, if any, who are entitled to and who properly exercise dissenters' rights under Massachusetts law) will be converted into the right to receive $11.75 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

          6. The Offer is conditioned upon, among other things, (1) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which would represent at least two-thirds of the outstanding Shares (determined on a fully diluted basis for all outstanding stock options, rights and convertible securities (if any) and the issuance of all Shares that the Company is obligated to issue) and (2) any waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations thereunder applicable to the purchase of Shares pursuant to the Offer having expired or been terminated.

          7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of all Shares. The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction or any administrative or judicial action pursuant thereto. However, the Purchaser may in its discretion take such actions as it may deem necessary to make the Offer in any jurisdiction and extend the Offer to holders of Shares in such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Wheat, First Securities, Inc., the Dealer Manager, or one more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer.

     In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the First Chicago Trust Company of New York (the "Depositary"), of (a) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares,
(b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depository. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                        SUBURBAN OSTOMY SUPPLY CO., INC.

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated December 22, 1997, and the related Letter of Transmittal (the "Offer to Purchase") in connection with the offer by Inva Acquisition Corp., a Massachusetts corporation (the "Purchaser") and a wholly owned subsidiary of Invacare Corporation, an Ohio corporation, to purchase all outstanding shares of Common Stock, no par value (the "Shares"), of Suburban Ostomy Supply Co., Inc., a Massachusetts corporation.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.
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                        NUMBER OF SHARES TO BE TENDERED:
                                ________ SHARES*

 Dated:                                                             ,  199
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                                  Signature(s)

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                              Please Print Name(s)

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                            Please Print Address(es)

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                       Area Code and Telephone Number(s)

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                Tax Identification or Social Security Number(s)
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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.